Exhibit 99.1

THE LATEST NEWS For Immediate Release: March 19, 2009

For more information, contact:

Scott M. Cattanach

Chief Financial Officer

715-847-4020

scattanach@psbwi.com

Peter W. Knitt

President and CEO

715-847-4099

pknitt@psbwi.com

www.psbholdingsinc.com

Peoples Network

of Locations

Central Wisconsin:

Wausau – Home Office

Wausau – Eastside

Rib Mountain

Weston

Marathon

Northern Wisconsin:

Rhinelander

Minocqua

Eagle River

www.psbwi.com

PSB HOLDINGS, INC. DECLINES $14 MILLION IN TARP FUNDS

 Wisconsin — PSB Holdings, Inc. (PSB), parent company of Peoples State Bank (Peoples), has been notified by the United States Treasury that PSB’s application to sell up to $14 million of preferred stock to the Treasury under the Troubled Asset Relief Program (“TARP”) Capital Purchase Program (“Program”) was approved.  However, after considering PSB’s capital needs and the various non-financial costs of TARP participation, the Board of Directors decided to withdraw their Program application.

President Peter Knitt stated, “We are pleased the Treasury recognized Peoples as a strong bank based on their approval of our capital application.  However, since our November 18, 2008 application to participate in the Program, the non-financial cost of participation has increased in various ways.  While the financial cost of TARP capital continues to be competitive to other capital alternatives, we are concerned participation in the Program could hurt the reputation or long-term franchise value of Peoples among our customers, community, and shareholders from increasingly negative public sentiment towards other participants in the Program.  We are also concerned about the potentially changing requirements of Program participation.  In light of these considerations, the expected availability of other capital alternatives, and our desire to preserve the greatest flexibility in operating the bank going forward, PSB has withdrawn its application for TARP capital.”

PSB believes that recent and ongoing growth in commercial lending requires PSB to raise additional regulatory capital to continue to capitalize on market growth opportunities.  Therefore, PSB intends to pursue alternative capital financing in the private market as needed based on profit and growth projections.  President Knitt said, “We continue to support economic growth in our communities by increasing lending and working with borrowers to provide them flexibility in difficult economic conditions.  Despite the economic slowdown, PSB continues to display strong financial performance and posted average returns on shareholders’ equity in the top 1/3 of peers during 2007 and 2008 when compared to other small public banks in the United States similar in asset size to PSB.  Our customers recognize Peoples as someone they can trust for objective advice and support during the market’s ups and downs.”

Peoples is a community bank founded in 1962 holding $570 million in total assets with a network of 8 retail offices serving north central Wisconsin in Marathon, Oneida, and Vilas counties.  In addition to traditional retail and commercial banking products, Peoples provides retail investments, retirement planning, commercial treasury management and long-term fixed rate residential mortgages.  PSB Holdings, Inc. is publicly owned and traded under stock symbol PSBQ.OB.  More information on PSB for investors may be found at www.psbholdingsinc.com.

Forward Looking Statements

Certain matters discussed in this news release, including those relating to the growth of PSB, its profits, and future interest rates, are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Reform Act of 1995.  Such statements involve risk and uncertainties which may cause results to differ materially from those set forth in this release.  Among other things, these risks and uncertainties include the strength of the economy, the effects of government policies, including, in particular, interest rate policies, and other risks and assumptions described under “Forward-Looking Statements” in item 1 of PSB’s Form 10-K for the year ended December 31, 2008.  PSB assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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